As filed with the Securities and Exchange Commission on August 10, 2007
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LUFKIN INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)
Texas		75-0404410
(State or other jurisdiction		(I.R.S. Employer
of incorporation or organization		Identification No.)
601 South Raguet
Lufkin, Texas 75902
(Address of Principal Executive Offices

LUFKIN INDUSTRIES, INC.
INCENTIVE STOCK COMPENSATION PLAN 2000
(Full Title of the Plan)

Douglas V. Smith
President and Chief Executive Officer
601 South Raguet
Lufkin, Texas 75902
(409) 634-2211
(Name and address of agent for service)

Copy to:
G. Michael O’Leary
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4360

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1) (3)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Price, par value $1 per share	1,000,000 shares	$52.15	$52,150,000	$1,601

(1)
This Registration Statement also covers additional shares of common stock which become issuable under the Incentive Stock Compensation Plan 2000 with respect to the securities registered hereunder by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or the like.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and are based upon the average of the high and low prices per share of the Registrant’s common stock on the NASDAQ National Market System on August 9, 2007.

(3)
Represents 1,000,000 additional shares of common stock available for issuance under the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2000, as amended (the “2000 Plan”). The Board of Directors and our stockholders have approved the increase in the number of shares of common stock available for issuance under the 2000 Plan from 1,800,000 to 2,800,000 shares. The offer and sale of 1,800,000 shares of common stock under the 2000 Plan (1,800,000 shares reflects authorized shares after the 2-for-1 stock split effective April 19, 2005) , which may previously have been or may in the future be issued upon exercise of options under the 2000 Plan, were previously registered on Form S-8 Registration Statement No. 333-112890

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of increasing the number of shares of common stock for which a registration statement on Form S-8 relating to the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2000, as amended and restated (the “2000 Plan”), is effective. On February 17, 2004, the Registrant filed Registration Statement No. 333-112890 with the Securities and Exchange Commission (the “Commission”), as amended by Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission on November 7, 2006, to register 1,800,000 shares to be issued under the 2000 Plan (1,800,000 shares reflects authorized shares after the 2-for-1 stock split effective April 19, 2005). On May 2, 2007, the stockholders of the Registrant approved an increase of 1,000,000 additional shares of common stock to be offered under the 2000 Plan. This Registration Statement is being filed to register these additional shares of common stock. Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-112890 are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), is not required to be filed with the United States Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Registration Statement, except for any information superseded by information in this Registration Statement.

The following documents filed by us with the Commission are incorporated herein by reference:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Commission on March 1, 2007;

(b)
Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed with the Commission on May 10, 2007, as amended by Amendment No. 1 to our Quarterly Report on Form 10-Q filed with the Commission on June 1, 2007, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 filed with the Commission on August 9, 2007;

(c)	Our Current Reports on Form 8-K filed with the Commission on February 20, 2007 and August 7, 2007;

(d)
The description of our Common Stock contained in our Registration Statement on Form 8-A/A, filed with the Commission on February 17, 2004, including any subsequent amendments or reports filed for the purpose of updating such description; and

(e)
All other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable to this Registration Statement.

Item 6. Indemnification of Directors and Officers.

The Company’s Bylaws contain provisions permitted by the Texas Business Organizations Code (under which the Company is organized) which, in general terms, provide that directors and officers will be indemnified by the Company, to the full extent authorized or permitted by law, for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of the Company.

Sections 8.101 through 8.103 of the Texas Business Organizations Code provide that a company may indemnify an officer or director who was, is, or is threatened to be made a respondent in a proceeding, whether civil, criminal, administrative, arbitrative, or investigative, because the person is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person: (i) acted in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the best interests of the company, or (b) in any other case, that his conduct was not opposed to the company’s best interest, and (iii) in the case of a criminal proceeding, did not have reasonable cause to believe his conduct was unlawful; provided that, if the person is found liable to the company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding (ii) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan, and (iii) may not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the company, breach of the person’s duty of loyalty owed to the company, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the company.

The directors and officers of the Company are insured (subject to certain exception and deductions) against liabilities which they may incur in their capacity as such under a liability insurance policy carried by the Company.

Item 7. Exemption from Registration Claimed.

Not applicable to this Registration Statement.

Item 8. Exhibits.

The following exhibits have been filed as part of this Registration Statement and are specifically incorporated by reference:

4.1*

Fourth Restated Articles of Incorporation, as amended (included as Exhibit 4.1 to Lufkin Industries, Inc.’s (the “Company”) registration statement on Form S-8, filed on February 17, 2004 (File No. 333-112890), and incorporated herein by reference).

4.2*

Articles of Amendment to the Fourth Restated Articles of Incorporation (included as exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 10, 1999 (File No. 000-02612), and incorporated herein by reference).

4.3*	Restated Bylaws of the Company (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on February 21, 2006 (File No. 000-02612), and incorporated herein by reference).
4.4*	Form of Common Stock Certificate of the Company (included as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed May 9, 2005 (File No. 000-02612), and incorporated herein by reference).
4.5*

The Company’s Incentive Stock Compensation Plan 2000(included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on August 7, 2007 (File No. 000-02612), and incorporated herein by reference).

5.1**	Opinion of Andrews Kurth LLP regarding legality of common stock.
23.1**	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
23.2**	Consent of Deloitte & Touche LLP.
24.1**	Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).

* Incorporated by reference

** Filed herewith.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lufkin, State of Texas, on this 10th day of August, 2007.

LUFKIN INDUSTRIES, INC.

By:  /s/ D. V. Smith
Name: D. V. Smith
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. V. Smith and R. D. Leslie as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Name and Signature	Title	Date
/s/ D. V. Smith D. V. Smith	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 10, 2007

/s/ R. D. Leslie R. D. Leslie	Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2007

/s/ J. F. Anderson J. F. Anderson	Director	August 10, 2007

/s/ S. W. Henderson, III S. W. Henderson, III	Director	August 10, 2007

/s/ J. T. Jongebloed J. T. Jongebloed	Director	August 10, 2007

/s/ J. H. Lollar J. H. Lollar	Director	August 10, 2007

/s/ B. H. O’Neal B. H. O’Neal	Director	August 10, 2007

/s/ H. J. Trout, Jr. H. J. Trout, Jr.	Director	August 10, 2007

/s/ T. E. Wiener T. E. Wiener	Director	August 10, 2007
/s/ S. V. Baer S. V. Baer	Director	August 10, 2007
/s/ L. M. Hoes L. M. Hoes	Director	August 10, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1*

Fourth Restated Articles of Incorporation, as amended (included as Exhibit 4.1 to Lufkin Industries, Inc.’s (the “Company”) registration statement on Form S-8, filed on February 17, 2004 (File No. 333-112890), and incorporated herein by reference).

4.2*

Articles of Amendment to the Fourth Restated Articles of Incorporation (included as exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 10, 1999 (File No. 000-02612), and incorporated herein by reference).

4.3*	Restated Bylaws of the Company (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on February 21, 2006 (File No. 000-02612), and incorporated herein by reference).
4.4*	Form of Common Stock Certificate of the Company (included as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed May 9, 2005 (File No. 000-02612), and incorporated herein by reference).
4.5*

The Company’s Incentive Stock Compensation Plan 2000(included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on August 7, 2007 (File No. 000-02612), and incorporated herein by reference).

5.1**	Opinion of Andrews Kurth LLP regarding legality of common stock.
23.1**	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
23.2**	Consent of Deloitte & Touche LLP.
24.1**	Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).

* Incorporated by reference

** Filed herewith.